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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Citadel Broadcasting Corporation on Form S-1 of our report dated February 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California
May 4, 2004

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INDEPENDENT AUDITORS' CONSENT